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                                                                     EXHIBIT 5.2


                       [HOGAN & HARTSON L.L.P. LETTERHEAD]


                                 August 27, 2001



Board of Directors
Capstead Mortgage Corporation
8401 North Central Expressway
Suite 800
Dallas, TX  75225-4410

Ladies and Gentlemen:

         We are acting as special counsel to Capstead Mortgage Corporation, a Maryland corporation (the "COMPANY"), in connection with its registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 875,000 shares of the Company's common stock, par value $.01 per share (the "COMMON SHARES"), and 1,000,000 shares of the $1.26 Cumulative Convertible Preferred Stock, Series B, par value $.10 per share (the "PREFERRED SHARES", and together with the Common Shares collectively, the "SHARES:), all of which Shares are to be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "PROSPECTUS"), and as to be set forth in one or more supplements to the Prospectus (each, a "PROSPECTUS SUPPLEMENT"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

         2. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 29, 2001 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

         3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

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Board of Directors
August 27, 2001
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         4.       Resolutions of the Board of Directors of the Company adopted at a meeting held on June 29, 2001 (the "BOARD RESOLUTIONS"), as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

         5. The proposed form of Sales Agreement among the Company and RCG Equity Finance, filed as Exhibit 1.1 to the Registration Statement (the "SALES AGREEMENT").

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         For purposes of this opinion letter, we have assumed that the actions taken by the Company and its officers implementing the Board's authorization of the issuance and sale of the Shares to be offered from time to time, including the number of shares offered and the price and underwriting discount at which they will be offered, will be in accordance with the Board Resolutions, consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, Bylaws and applicable Maryland law.

         This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) execution and delivery by the Company of the Sales Agreement, and (iii) issuance and delivery of certificates for Shares against payment therefor in accordance with the terms of the Board Resolutions and the Sales Agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Shares will be validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. In this regard,


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Board of Directors
August 27, 2001
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Andrews & Kurth L.L.P. is authorized to rely on the opinions contained herein for purposes of rendering its opinion to be included in the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/  Hogan & Hartson L.L.P.

                                        HOGAN & HARTSON L.L.P.